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Loan No: 87532                                                   Executive 45

$6,600,000                                                     April 29, 1997


                             SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, 710 RT. 46 REALTY, LLC., a limited liability company organized under New Jersey law, and whose principal place of business is c/o Principal Investment Group, 950 3rd Avenue, 31st floor, New York, New York 10022 (the "Borrower"), promises to pay SIX MILLION SIX HUNDRED THOUSAND DOLLARS ($6,600,000), together with interest according to the terms of this secured promissory note (the "Note"), to the order of LIFE INVESTORS INSURANCE COMPANY OF AMERICA, an Iowa corporation (together with any future holder, (the "Lender"), whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5223.

1.   CONTRACT INTEREST RATE

     The principal balance of this Note shall bear interest at the rate of eight and twenty nine one hundredths percent (8.29%) per annum (the "Note Rate"). Interest shall be calculated on the basis of a 360-day year and computed each month in arrears on the basis of a 30-day month.

2.   SCHEDULED PAYMENTS

     A)   PREPAYMENT OF INTEREST FOR THE MONTH OF FUNDING

          On the date of this Note, Borrower shall prepay interest due from and including the date of this Note through and including the last day of April, 1997.

     B)   MONTHLY PRINCIPAL AND INTEREST PAYMENTS

          On the first day of June 1997 and of each subsequent calendar month through May 2007, Borrower shall pay an installment in the amount of $56,402.15. Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

     C)   FINAL PAYMENT

          This Note shall mature on the first day of May, 2007 (the "Maturity Date"), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents

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          enter into now or in the future in connection with the loan evidenced by this Note (the "Loan Documents").

3.   BALLOON PAYMENT ACKNOWLEDGEMENT

     The Borrower acknowledges that the scheduled monthly installments referred to in Subsection 2(B) will not amortize fully the principal sum of this Note over its term, resulting in a "balloon" payment at maturity. Any future agreement to extend the Note or refinance the indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.   APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

     When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of the Note, unless other amounts are then due under the Note or the other Loan Documents. If other amounts are due when a payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, to either those other amounts or to principal.

5.   DEFAULT INTEREST

     If a Default exists (as defined in Section 8 below) the outstanding principal balance of this Note shall, at the option of Lender, bear interest at a rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate allowed by law. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt.

6.   LATE CHARGE

     Borrower shall pay a late charge equal to five percent (5%) of the amount of each scheduled monthly principal and interest payment that is not received by Lender on or before the tenth day of the calendar month in which it is due. Late charges shall be paid on or before the tenth day of the calendar month following the month during which they accrue. Interest on unpaid late charges shall, at Lender's discretion, accrue at the

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     Note Rate beginning on the first day of the calendar month following their accrual.

7.   PREPAYMENT

     A. This Note may be prepaid, in whole or in part, upon not less than thirty (30) days' prior written notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of the Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment occurs during the 90-day period preceding the Maturity Date, the Borrower shall pay a prepayment premium equal to the greater of (a) one percent of the prepayment and
     (b) an amount that the parties agree will compensate the Lender for the loss of its bargained-for investment (the "Yield Protection Amount").

     B.   The Lender shall calculate the Yield Protection Amount as follows:

     C. First, the Lender shall determine the annual percentage yield on U.S. Treasury securities maturing at the end of the term of the loan evidenced by this Note (the "Annual Treasury Instrument Yield"). The Annual Treasury Instrument Yield shall be determined as of ten (10) business days before the effective date of the prepayment. The Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury Instruments, as published in THE WALL STREET JOURNAL (or, if THE WALL STREET JOURNAL is not then being published or if no such reports are then being published in THE WALL STREET JOURNAL, as reported in another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities). If no such instruments mature on the exact maturity date of the Note, the Lender shall interpolate the Annual Treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of the Note and the yield on the instrument whose maturity date most closely succeeds that of the Note.

     D. Second, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the "bond-equivalent" rate which would produce a yield equal to the Annual Treasury Instrument Yield (the "Monthly Reinvestment Payment").

     E. Third, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the Note Rate (the "Monthly Coupon Rate Payment").

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     F.   Fourth, the Lender shall determine the present value of a series of monthly payments, each equal in amount to the amount by which the Monthly Coupon Rate Payment exceeds the Monthly Reinvestment Payment, received on the first day of each calendar month from and including the first day of the first full calendar month immediately following the effective date of prepayment to and including the Maturity Date, using the Annual Treasury Instrument Yield as the discount rate.

     G. The present value of that series of payments is the "Yield Protection Amount."

8.   DEFAULT

     A default on this Note ("Default") shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of the Note on the Maturity Date or (c) a "Default" exists as defined in any other Loan Document.

9.   ACCELERATION

     If a Default exists, the Lender may, at its option, without notice to Borrower, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the indebtedness and all other charges due and payable by Borrower under any other Loan Document.

10.  PREPAYMENT FOLLOWING ACCELERATION

     Any Default resulting in the acceleration of the indebtedness shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment on condition the Lender's obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the indebtedness is accelerated, any amounts tendered to repay the accelerated indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to the prepayment premium required under Section 7.

11.  SECURITY

     This Note is secured by a Mortgage and Security Agreement (the "Mortgage") granted by Borrower to the Lender, encumbering certain real property located in the Essex County, New Jersey and granting a security interest in certain fixtures and personal property, and by an Absolute

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     Assignment of Leases and Rents made by Borrower to Lender, assigning the landlord's interest in all present and future leases of all or any portion of the real property encumbered by the Mortgage. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to pay the indebtedness evidenced by this Note in accordance with its terms.

12.  RECOURSE TO BORROWER

     Borrower shall have no personal liability for, and the Lender shall have no recourse to any property of Borrower other than the property subjected to the liens or security interests of any of the Loan Documents (the "Property"), in the event of Default by Borrower in performing its obligations under this Note or any other Loan Document; PROVIDED, HOWEVER, that Borrower shall be personally liable for, and shall defend the Lender and hold Lender harmless from and against any and all Lender's costs, expenses (including reasonable attorneys' fees), losses and actual damages caused by, or incurred in connection with, (i) waste, not including ordinary wear and tear, unless Borrower fails to maintain the real property securing the Note (the "Real Property") with ordinary care; (ii) fraud or written material misrepresentation; (iii) failure to pay taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds, or the unavailability to the Lender of condemnation proceeds because a lease of the Real Property grants a tenant the right to a portion of the award for the estate taken (unless that portion is specifically awarded to the tenant or allocated to the tenant's interest by the condemning authority); (v) failure while in monetary default to pay to Lender all rents, income and profits, while in monetary default to pay to Lender all rents, income and profits, net or reasonable and customary operating expenses; (vi) failure to perform under the environmental covenants or indemnifications set forth in the Loan Documents; (vii) destruction or removal from the Real Property of fixtures or personal property securing the Loan, unless replaced by items of equal value; (viii) terminating, amending or entering into a lease of the Real Property in violation of the Loan Documents; or (ix) wilful or grossly negligent violation of applicable law. The Borrower may also assume recourse liability under Loan Documents or other agreements that expressly provide for such personal liability, and such Loan Documents or agreements, if any, shall not be subject to the exculpation from personal liability set forth in this Paragraph.

     In addition, the Borrower shall have personal liability for the entire indebtedness if the Borrower (a) voluntarily transfers or encumbers the Property in violation of the Loan Documents, or (b) files a voluntary

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     petition for reorganization under the Bankruptcy Code and has not offered, prior to the filing, to enter into the Lender's choice of either an agreement to permit an uncontested foreclosure or an agreement to deliver a deed in lieu of foreclosure, within sixty days of Lender's acceptance of the offer. Following Lender's acceptance of such an offer, default by the Borrower shall trigger personal liability for the entire indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any obligor from any recourse obligation, or on any other concession.

13.  SEVERABILITY

     If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

14.  WAIVER

     A. The Borrower waives demand, presentment for payment, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

     B. Borrower (i) waives any homestead of similar exemption; (ii) waives any statute of limitation; (iii) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the indebtedness; (iv) waives any right to require a marshalling of assets; and (v) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

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15.  VARIATION IN PRONOUNS

     All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

16.  WAIVER OF JURY TRIAL

     THE BORROWER AND LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND LENDER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

17.  OFFSET RIGHTS

     In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

18.  COMMERCIAL LOAN

     The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

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19.  GOVERNING LAW

     This Note shall be construed and enforced according to, and governed by, the laws of New Jersey without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

20.  TIME OF ESSENCE

     In the performance of the Borrower's obligations under this Note, time is of the essence.

WITNESS:                                710 RT. 46 REALTY, LLC, a New
                                        Jersey limited liability company



/s/                                     By /s/ Richard F. Wagman (SEAL)
-------------------------------            -----------------------------
                                           Name:  Richard F. Wagman
                                           Title: Member

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